EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FIRST QUARTER 2017 RESULTS

•	Revenues were $785 million compared with $974 million in the fourth quarter of 2016;
•

Operating and maintenance expense was $343 million, including $8 million in favorable items associated with litigation matters.  This compares with $314 million in the prior period,  including $30 million in favorable items associated with litigation matters;

•	Net income attributable to controlling interest was $91 million, $0.23 per diluted share, compared with $243 million, $0.64 per diluted share, in the fourth quarter of 2016;
•

Adjusted net income was $4 million, $0.01 per diluted share, excluding $87 million of net favorable items.  This compares with $261 million, $0.69 per diluted share, in the prior quarter, excluding $18 million of net unfavorable items;

•	EBITDA margin was 52 percent, compared with 59 percent in the fourth quarter of 2016. Adjusted Normalized EBITDA margin was 48 percent, compared with 56 percent in the prior quarter;
•	Cash flows from operating activities were $184 million, compared with $633 million in the prior quarter;
•	Revenue efficiency(1) was 97.8 percent, compared with 100.3 percent in the fourth quarter of 2016; and
•	Contract backlog was $10.8 billion as of the April 2017 Fleet Status Report.

ZUG, SWITZERLAND—May 3, 2017—Transocean Ltd. (NYSE: RIG) today reported net income attributable to controlling interest of $91 million, $0.23 per diluted share, for the three months ended March 31, 2017.

First quarter 2017 results included net favorable items of $87 million, or $0.22 per diluted share as follows:

•	$77 million, $0.20 per diluted share, in discrete tax benefits;
•	$8 million, $0.02 per diluted share, related to favorable litigation matters; and
•	$2 million associated with gain on a rig disposal.

After consideration of these net favorable items, first quarter 2017 adjusted net income was $4 million, or $0.01 per diluted share.

Contract drilling revenues for the three months ended March 31, 2017, decreased $55 million sequentially to $738 million due primarily to reduced activity and lower revenue efficiency.  These decreases were partially offset by higher dayrates on the ultra‑deepwater drillship Deepwater Invictus while working in the U.S. Gulf of Mexico, and a full quarter’s contribution from the company’s newbuild drillship Deepwater Conqueror.

Other revenues decreased  $134 million sequentially to $47 million due primarily to reduced early contract termination fees.

Operating and maintenance expense was $343 million, including $8 million in favorable items associated with litigation matters.  This compares with  $314 million in the prior quarter,  including $30 million in favorable items associated with litigation matters.   The increase was due primarily to the commencement of operations of the Deepwater Conqueror and a full quarter’s activity on the Transocean Arctic.

General and administrative expense was $39 million, down from  $47 million in the fourth quarter of 2016.  The decrease was due primarily to lower restructuring costs.

The Effective Tax Rate(2) was (73.0) percent, down from (6.5) percent in the prior quarter.  The decrease was due primarily to favorable items associated with litigation matters.  The Effective Tax Rate excluding discrete items(3) was 82.1 percent, up from 3.3 percent in the previous quarter.  The increase was due to reduced pre‑tax income.

Interest expense, net of amounts capitalized, was $127 million, compared with $113 million in the prior quarter.    Capitalized interest decreased  $16 million sequentially to $30 million due primarily to the Deepwater Conqueror commencing operations.  Interest income was $6 million, compared with $5 million in the prior quarter.

Cash flows from operating activities decreased $449 million sequentially to $184 million due to reduced operating activities.   Additionally, the prior quarter was favorably impacted by the collection of certain lump sum payments from customers.

First quarter 2017 capital expenditures of $122 million were primarily related to the company’s contracted, newbuild drillships.   This compares with $272 million in the previous quarter.

“I would like to recognize and thank the entire Transocean team for producing strong first quarter operating and financial results,” said Jeremy Thigpen, President and Chief Executive Officer.  “Our 98% revenue efficiency demonstrates our unwavering commitment to maximizing uptime for our customers.    Our 48% Adjusted Normalized EBITDA Margin is the direct result of our ongoing efforts to optimize our business to enhance shareholder value.  And, most importantly, our 12 months without a Lost Time Incident, proves our resolve to deliver incident free operations, all the time, everywhere.”

Thigpen added, “This excellent and consistent performance, coupled with our industry‑leading $10.8 billion backlog and solid liquidity, positions us well for a market recovery.”

Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells.  The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 56 mobile offshore drilling units consisting of 30 ultra-deepwater floaters, seven harsh-environment floaters, three deepwater floaters, six midwater floaters and 10 high-specification jackups.  In addition, the company has four ultra-deepwater drillships and five high-specification jackups under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 3 p.m. CEST, on Thursday, May 4, 2017, to discuss the results.  To participate, dial +1 913-312-1522 and refer to confirmation code 8258213 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode over the internet and can be accessed at: www.deepwater.com, by selecting Investors, News, and Webcasts.  Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 6 p.m. CEST, on May 4, 2017.   The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 8258213 and PIN 9876.   The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions.  Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  As a result, actual results could differ materially from those indicated in these forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements.  All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.  All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations.  Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved.  Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.  See the accompanying schedule entitled “Revenue Efficiency.”

(2)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes.  See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(3)

Effective Tax Rate excluding discrete items is defined as income tax expense from continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.  See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except share data)

(Unaudited)

	Three months ended
	March 31,
	2017	2016

Operating revenues
Contract drilling revenues	$738	$1,111
Other revenues	47	230
	785	1,341
Costs and expenses
Operating and maintenance	343	655
Depreciation	232	217
General and administrative	39	43
	614	915
Loss on impairment	—	(3)
Gain on disposal of assets, net	2	1
Operating income	173	424

Other income (expense), net
Interest income	6	6
Interest expense, net of amounts capitalized	(127)	(89)
Other, net	3	(1)
	(118)	(84)
Income from continuing operations before income tax expense	55	340
Income tax expense (benefit)	(40)	98
Income from continuing operations	95	242
Loss from discontinued operations, net of tax	—	(1)

Net income	95	241
Net income attributable to noncontrolling interest	4	6
Net income attributable to controlling interest	$91	$235

Earnings per share-basic
Earnings from continuing operations	$0.23	$0.64
Earnings from discontinued operations	—	—
Earnings per share	$0.23	$0.64

Earnings per share-diluted
Earnings from continuing operations	$0.23	$0.64
Earnings from discontinued operations	—	—
Earnings per share	$0.23	$0.64

Weighted-average shares outstanding
Basic	390	364
Diluted	390	364

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	March 31,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$3,093	$3,052
Accounts receivable, net of allowance for doubtful accounts of less than $1 at March 31, 2017 and December 31, 2016	850	898
Materials and supplies, net of allowance for obsolescence of $154 and $153 at March 31, 2017 and December 31, 2016, respectively	553	561
Restricted cash	442	466
Other current assets	133	121
Total current assets	5,071	5,098

Property and equipment	27,459	27,372
Less accumulated depreciation	(6,493)	(6,279)
Property and equipment, net	20,966	21,093
Deferred income taxes, net	309	298
Other assets	371	400
Total assets	$26,717	$26,889

Liabilities and equity
Accounts payable	$162	$206
Accrued income taxes	76	95
Debt due within one year	1,458	724
Other current liabilities	851	960
Total current liabilities	2,547	1,985

Long-term debt	6,937	7,740
Deferred income taxes, net	170	178
Other long-term liabilities	1,128	1,153
Total long-term liabilities	8,235	9,071

Commitments and contingencies
Redeemable noncontrolling interest	35	28

Shares, CHF 0.10 par value, 417,060,033 authorized, 143,783,041 conditionally authorized and 394,801,990 issued at March 31, 2017 and December 31, 2016 and 390,930,439 and 389,366,241 outstanding at March 31, 2017 and December 31, 2016, respectively	37	36
Additional paid-in capital	11,000	10,993
Retained earnings	5,147	5,056
Accumulated other comprehensive loss	(284)	(283)
Total controlling interest shareholders’ equity	15,900	15,802
Noncontrolling interest	—	3
Total equity	15,900	15,805
Total liabilities and equity	$26,717	$26,889

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended
	March 31,
	2017	2016
Cash flows from operating activities
Net income	$95	$241
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	232	217
Share-based compensation expense	10	13
Loss on impairment	—	3
Gain on disposal of assets, net	(2)	(1)
Deferred income tax expense (benefit)	(19)	20
Other, net	7	5
Changes in deferred revenues, net	(68)	(25)
Changes in deferred costs, net	16	35
Changes in operating assets and liabilities	(87)	123
Net cash provided by operating activities	184	631

Cash flows from investing activities
Capital expenditures	(122)	(368)
Proceeds from disposal of assets, net	4	4
Net cash used in investing activities	(118)	(364)

Cash flows from financing activities
Repayments of debt	(72)	(55)
Deposits to cash accounts restricted for financing activities	—	(24)
Proceeds from cash accounts and investments restricted for financing activities	50	49
Distributions to holders of noncontrolling interest	—	(7)
Other, net	(3)	5
Net cash used in financing activities	(25)	(32)

Net increase in cash and cash equivalents	41	235
Cash and cash equivalents at beginning of period	3,052	2,339
Cash and cash equivalents at end of period	$3,093	$2,574

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Contract drilling revenues
Ultra-deepwater floaters	$505	$560	$621
Harsh environment floaters	122	100	181
Deepwater floaters	35	35	85
Midwater floaters	13	30	138
High-specification jackups	63	66	82
Contract intangible revenue	—	2	4
Total contract drilling revenues	738	793	1,111

Other revenues
Customer early termination fees	37	169	209
Customer reimbursement revenues and other	10	12	21
Total other revenues	47	181	230
Total revenues	$785	$974	$1,341

	Average Daily Revenue (1)
	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Ultra-deepwater floaters	$519,900	$490,600	$490,300
Harsh environment floaters	276,700	253,500	548,600
Deepwater floaters	192,000	204,500	310,000
Midwater floaters	92,300	128,600	361,400
High-specification jackups	141,200	143,500	150,200
Total drilling fleet	$337,700	329,400	$395,400

	Utilization (2)
	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Ultra-deepwater floaters	36%	43%	50%
Harsh environment floaters	70%	61%	52%
Deepwater floaters	67%	53%	60%
Midwater floaters	27%	37%	39%
High-specification jackups	50%	50%	60%
Total drilling fleet	43%	46%	51%

	Revenue Efficiency (3)
	Three months ended			Years ended
	March 31,	December 31,	March 31,	December 31,	December 31,
	2017	2016	2016	2016	2015
Ultra-deepwater floaters	97.8%	100.1%	94.3%	97.8%	95.1%
Harsh environment floaters	97.0%	97.1%	98.6%	97.8%	98.1%
Deepwater floaters	92.6%	93.4%	97.4%	96.3%	97.4%
Midwater floaters	91.3%	94.7%	97.6%	99.0%	95.2%
High-specification jackups	104.1%	115.0%	86.7%	97.6%	99.2%
Total drilling fleet	97.8%	100.3%	95.0%	97.8%	96.0%

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED  NET  INCOME AND ADJUSTED DILUTED  EARNINGS  PER  SHARE

(in US$ millions, except per share data)

YTD
03/31/17
Adjusted Net Income
Net income attributable to controlling interest, as reported	$91
Add back (subtract):
Litigation matters	(8)
Gain on disposal of assets, net	(2)
Discrete tax items and other, net	(77)
Net income, as adjusted	$4

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$0.23
Add back (subtract):
Litigation matters	(0.02)
Gain on disposal of assets, net	—
Discrete tax items and other, net	(0.20)
Diluted earnings per share, as adjusted	$0.01

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16
Adjusted Net Income
Net income attributable to controlling interest, as reported	$778	$243	$535	$218	$317	$82	$235
Add back (subtract):
Litigation matters	(28)	(28)	—	—	—	—	—
Restructuring charges	26	11	15	4	11	7	4
Loss on impairment of assets	91	66	25	11	14	12	2
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations	—	—	—	—	—	(1)	1
Discrete tax items and other, net	(50)	(26)	(24)	(32)	8	7	1
Net income, as adjusted	$656	$261	$395	$88	$307	$65	$242

Adjusted Diluted Earnings Per Share:
Diluted earnings per share, as reported	$2.08	$0.64	$1.44	$0.59	$0.86	$0.22	$0.64
Add back (subtract):
Litigation matters	(0.08)	(0.07)	—	—	—	—	—
Restructuring charges	0.07	0.03	0.04	0.01	0.03	0.02	0.01
Loss on impairment of assets	0.25	0.16	0.06	0.03	0.04	0.03	—
Gain on disposal of assets, net	(0.04)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	—
Gain on retirement of debt	(0.40)	—	(0.40)	(0.30)	(0.11)	(0.11)	—
(Income) loss from discontinued operations	—	—	—	—	—	—	—
Discrete tax items and other, net	(0.12)	(0.06)	(0.06)	(0.08)	0.02	0.02	—
Diluted earnings per share, as adjusted	$1.76	$0.69	$1.06	$0.24	$0.83	$0.17	$0.65

TRANSOCEAN LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND RELATED MARGINS

(in US$ millions, except percentages)

QTD
03/31/17

Operating revenues	$785
Drilling contract termination fees	(37)
Adjusted Normalized Revenues	$748

Net income	$95
Interest expense, net of amounts capitalized	121
Income tax expense (benefit)	(40)
Depreciation expense	232
EBITDA	408

Litigation matters	(8)
Gain on disposal of assets, net	(2)
Adjusted EBITDA	398

Drilling contract termination fees	(37)
Adjusted Normalized EBITDA	$361

EBITDA margin	52%
Adjusted EBITDA margin	51%
Adjusted Normalized EBITDA margin	48%

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/16	12/31/16	09/30/16	09/30/16	06/30/16	06/30/16	03/31/16

Operating revenues	$4,161	$974	$3,187	$906	$2,281	$940	$1,341
Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized Revenues	$3,765	$805	$2,960	$897	$2,063	$931	$1,132

Net income	$827	$257	$570	$236	$334	$93	$241
Interest expense, net of amounts capitalized	389	108	281	104	177	94	83
Income tax expense (benefit)	107	(15)	122	6	116	18	98
Depreciation expense	893	226	667	225	442	225	217
EBITDA	2,216	576	1,640	571	1,069	430	639

Restructuring charges	28	11	17	4	13	8	5
Litigation matters	(30)	(30)	—	—	—	—	—
Loss on impairment of assets	93	67	26	11	15	12	3
Gain on disposal of assets, net	(13)	(5)	(8)	(3)	(5)	(4)	(1)
Gain on retirement of debt	(148)	—	(148)	(110)	(38)	(38)	—
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	(1)	1
Adjusted EBITDA	2,146	619	1,527	473	1,054	407	647

Drilling contract termination fees	(396)	(169)	(227)	(9)	(218)	(9)	(209)
Adjusted Normalized EBITDA	$1,750	$450	$1,300	$464	$836	$398	$438

EBITDA margin	53%	59%	51%	63%	47%	46%	48%
Adjusted EBITDA margin	52%	64%	48%	52%	46%	43%	48%
Adjusted Normalized EBITDA margin	46%	56%	44%	52%	41%	43%	39%

TRANSOCEAN LTD. AND SUBSIDIARIES

SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS

(In US$ millions, except tax rates)

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Income from continuing operations before income taxes	$55	$242	$340
Add back (subtract):
Litigation matters	(8)	(30)	—
Restructuring charges	—	11	5
Loss on impairment of assets	—	67	3
Gain on disposal of assets, net	(2)	(5)	(1)
Gain on retirement of debt	—	—	—
Adjusted income from continuing operations before income taxes	45	285	347

Income tax expense (benefit) from continuing operations	(40)	(15)	98
Add back (subtract):
Litigation matters	—	(2)	—
Restructuring charges	—	—	1
Loss on impairment of assets	—	1	1
Gain on disposal of assets, net	—	—	—
Changes in estimates (1)	77	26	(1)
Adjusted income tax expense from continuing operations	$37	$10	$99

Effective Tax Rate (2)	(73.0)%	(6.5)%	29.1%

Effective Tax Rate, excluding discrete items (3)	82.1%	3.3%	28.6%

(1)

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2)	Our effective tax rate is calculated as income tax expense for continuing operations divided by income from continuing operations before income taxes.
(3)

Our effective tax rate, excluding discrete items, is calculated as income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.